UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - December 14, 2015

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508    13-3458955
(Commission File Number)    (IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zip code )

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant's Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth under Item 2.03 is incorporated herein by reference.

Section 2	Financial Information
Item 2.02	Results of Operations and Financial Condition

On December 18, 2015, the Company issued a press release announcing its financial results for its fourth quarter and fiscal year ended September 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
On December 14, 2015, the Company and Manufacturers and Traders Trust Company (“M&T Bank”) entered into a Fifth Amended and Restated Credit Facility Agreement (the “Fifth Amended Credit Agreement”), which amends and restates in its entirety the Fourth Amended and Restated Credit Facility Agreement dated as of January 18, 2013, as amended (the “Fourth Amended Credit Agreement”).

The Fifth Amended Credit Agreement continues to provide for a revolving credit facility in an aggregate principal amount of $20.0 million (the “Revolver"), with the aggregate principal amount of all outstanding revolving credit loans limited to the lesser of the Borrowing Base (defined as an amount equal to the sum of 85% of the Eligible Accounts (as such term is defined in the Fifth Amended Credit Agreement) of the Credit Parties (the Company and each Guarantor) plus the lesser of (i) 35% of the Eligible Inventories (as such term is defined in the Fifth Amended Credit Agreement) of the Credit Parties and (ii) $3.75 million, subject to adjustments) or the Revolving Credit Commitment.

The Albuquerque Mortgage Loan (made by M&T Bank on December 16, 2009 in the original principal amount of $4.0 million) and Fixed Rate Loans (Term Loan A in the original principal amount of $10.0 million and Term Loan B in the original principal amount of $14.0 million, each made by M&T Bank on January 18, 2013), will continue under the Fifth Amended Credit Agreement.

The significant modifications to the financing arrangements previously in effect under the Fourth Amended Credit Agreement, include:

•	Extension of the maturity date of the revolving credit facility from January 18, 2016 to January 18, 2018.

•
Payment of a termination fee of 2.0% of the Revolving Credit Commitment if the revolving credit facility is terminated for any reason prior to the first anniversary of the Closing Date (December 14, 2016); and payment of a termination fee of 1.0% of the Revolving Credit Commitment if it is terminated for any reason on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date (December 14, 2017).

•
Revision of the definitions of “Applicable Margin” and “Applicable Unused Fee” to mean the per annum percentage points shown in the applicable column of the table below based on the applicable Debt to EBITDAS Ratio, calculated on a consolidated basis.

Pricing Grid
Level	Debt to EBITDAS	Applicable Margin - Revolver	Applicable Margin - Mortgage Loans	Applicable Margin - Term Loan B	Applicable Unused Fee
I	≥2.75:1	4.250%	4.500%	3.250%	0.500%
II	≥2.25<2.75	3.000%	3.250%	2.500%	0.500%
III	≥1.75<2.25	2.750%	3.000%	2.500%	0.375%
IV	≥1.25<1.75	2.500%	2.750%	2.500%	0.250%
V	≥0.75<1.25	2.250%	2.500%	2.500%	0.250%
VI	<0.75	2.000%	2.250%	2.500%	0.250%

•	Revisions to certain financial covenants as follows:

(a)
The “Debt to EBITDARS Ratio” definition was replaced with “Debt to EBITDAS Ratio,” which means as of the applicable measurement date, the Debt (as such term is defined in the Fifth Amended Credit Agreement) as of such date divided by EBITDAS for the four Fiscal Quarters (as such term is defined in the Fifth Amended Credit Agreement) ended as of such date.

(b)
The “EBITDARS” definition was replaced with “EBITDAS,” which means, for the applicable period, EBITDA plus (a) non-cash stock option expense and (b) to the extent deducted in determining Net Income (as such term is defined in the Fifth Amended Credit Agreement) for such period, reasonable professional services fees and expenses incurred on or prior to September 30, 2015, not to exceed (i) for the Fiscal Quarter ended December 26, 2014, $235,112, (ii) for the Fiscal Quarter ended March 27, 2015, $2,652,659, (iii) for the Fiscal Quarter ending June 26, 2015, $200,000 plus costs incurred by the Company during such Fiscal Quarter in connection with mortgages, environmental site assessments, title insurance and appraisals (“Costs”), and (iv) for the Fiscal Quarter ending September 30, 2015, $200,000 plus Costs incurred by the Company during such Fiscal Quarter, all on a consolidated basis. After the Fiscal Quarter ending September 30, 2015, there will be no allowed adjustments to the EBITDAS calculation, except that M&T Bank will allow an adjustment for the professional services fees and expenses incurred by the Company in connection with the closing of the Fifth Amended Credit Agreement, in an amount to be determined in the sole discretion of M&T Bank, to be added back to the EBITDAS calculation for the fiscal quarter in which such professional services fees and expenses were incurred.

(c)	Sections 12.1, 12.2 and 12.3 of the Fifth Amended Credit Agreement were amended and restated in their entirety as follows:

12.1     Debt to EBITDAS. Commencing with the Fiscal Quarter ending June 26, 2015, the Company maintains at all times a Debt to EBITDAS Ratio, on a consolidated basis, no greater than the following ratios for the following periods, reported at the end of each Fiscal Quarter:

6/26/15 through and including 9/30/15	< 5.75 to 1.00
10/01/15 through and including 1/01/16	< 5.10 to 1.00
1/02/16 through and including 4/01/16	< 3.95 to 1.00
4/02/16 through and including 7/01/16	< 3.65 to 1.00
7/02/16 through and including 9/30/16, and thereafter	< 3.10 to 1.00

At September 30, 2015, the Company was in compliance with the Debt to EBITDAS ratio
12.2 Minimum Quarterly EBITDAS. The Company maintains at all times minimum EBITDAS for the trailing three months, on a consolidated basis, equal to or greater than (i) for the Fiscal Quarter ending 9/30/15, $1,500,000, (ii) for the Fiscal Quarter ending 1/01/16, $1,785,000 (iii) for the Fiscal Quarter ending 4/01/16, $1,900,000 (iv) for the Fiscal Quarter ending 7/01/16, $1,800,000 (v) for the Fiscal Quarter ending 9/30/16, $2,190,000 and (vi) thereafter, for each Fiscal Quarter, $2,190,000, in each case reported at each Fiscal Quarter end.
12.3     Fixed Charge Coverage Ratio. Commencing with the Fiscal Quarter ending June 26, 2015, the Company maintains at all times a Fixed Charge Coverage Ratio (as such term is defined in the Fifth Amended Credit

Agreement), on a consolidated basis, equal to or greater than the following ratios for the following periods, reported at the end of each Fiscal Quarter:

6/26/15 through and including 9/30/15	≥ 0.45 to 1.00
10/01/15 through and including 1/01/16	≥ 0.75 to 1.00
1/02/16 through and including 4/01/16	≥ 1.00 to 1.00
4/02/16 through and including 7/01/16	≥ 1.10 to 1.00
7/02/16 and thereafter	≥ 1.25 to 1.00

At September 30, 2015, the Company was in compliance with the Fixed Charge Coverage Ratio

(d)	Two financial covenants were added as follows:
12. 4 Maximum Inventory. The Company’s gross inventory, on a consolidated basis and as of any Fiscal Quarter end, will not exceed the following amounts for the specified Fiscal Quarters: $30,000,000 as of January 1, 2016, $29,000,000 as of April 1, 2016, $28,000,000 as of July 1, 2016, $27,000,000 as of September 30, 2016, $26,000,000 as of December 30, 2016 and $25,000,000 as of the end of the Fiscal Quarter ending March 31, 2017 and as of the end of each Fiscal Quarter thereafter.
12.5 Maximum Capital Expenditures. The Company’s Capital Expenditures, on a consolidated basis, will not exceed $3,500,000 per year without M&T Bank’s consent.
For purpose of Section 12.5, the Fifth Amended Credit Agreement defines “Capital Expenditures” to mean the aggregate of all expenditures for the acquisition or leasing of fixed or capital assets, software or additions to equipment (including replacements, capitalized repairs and improvements) which are required to be capitalized under GAAP on the balance sheet of the relevant entity.

•	Addition of the following two Events of Default:

(a) The levying of a penalty or fee (other than routine fees consistent with those historically incurred by the Company in the ordinary course of its business) by the Securities and Exchange Commission on the Borrower and/or any Guarantor in excess of $400,000, individually or in the aggregate.

(b) Legal fees incurred by the Company and/or Guarantors associated with a Securities and Exchange Commission investigation of the Company in excess of $250,000 in any Fiscal Year, net of any amounts reimbursed to the Company and/or Guarantors by any insurer during such Fiscal Year.

Except as described above, the terms, conditions, covenants, guarantees and collateral previously in effect under the Fourth Amended Credit Agreement will continue substantially unchanged under the Fifth Amended Credit Agreement.

The Fifth Amended Credit Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 1, 2016.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release issued by IEC Electronics Corp. on December 18, 2015

Neither the filing or furnishing of any exhibit to this report nor the inclusion in such exhibit of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such address into this report. The information available at the Company’s Internet address is not part of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	December 18, 2015	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer